Exhibit 99.1

         MIDSOUTH BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS RESULTS

    LAFAYETTE, La., Oct. 25 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (Amex: MSL) announced earnings of $2,417,000 for the quarter ended September 30, 2006, a 47.9% increase over earnings of $1,634,000 for the same period in 2005, and an 8.1% increase over earnings of $2,235,000 for the quarter ended June 30, 2006. Diluted earnings per share were $.38 for the third quarter of 2006, compared to $.26 per share for the third quarter of 2005 and $.35 for the second quarter of 2006. Earnings per share data have been adjusted to reflect a five-for-four (25%) stock split of the Company's common stock to holders of record as of September 29, 2006, paid on October 23, 2006.

    For the nine months ended September 30, 2006, the Company earned $6,471,000, a 15.6% increase over the $5,598,000 reported for the nine months ended September 30, 2005. Diluted earnings per share were $1.02 for the first nine months of 2006 versus $.88 per share for the first nine months of 2005. The first nine months of 2005 included a $631,000 pre-tax special distribution of proceeds to the Company from the merger of Pulse EFT Association and Discover Financial Services, Inc. Additionally, the first nine months of 2005 included a $102,000 pre-tax write-down of a branch facility. Excluding the $349,000 after-tax effect of these non-recurring transactions, the Company's earnings for the nine months ended September 30, 2006, improved by $1,222,000, or 23.3%, over 2005.

    In linked-quarter comparison, earnings increased $182,000, or 8.1%, from $2,235,000 for the quarter-ended June 30, 2006 to $2,417,000 for the quarter-ended September 30, 2006, with improvement in net interest and non-interest income offset by increased non-interest expenses incurred in connection with branch expansion initiatives. Additionally, the provision for loan losses decreased $250,000, from $300,000 for the second quarter of 2006 to $50,000 for the third quarter of 2006, primarily due to minimal net charge-offs and improved asset quality ratios.

    "We are pleased that our strong third quarter results reflect a stable net interest margin, despite a relatively flat yield curve and highly competitive rate environment," said Rusty Cloutier, President and Chief Executive Officer. "Delays on franchise expansion projects lessened the impact of non-interest expenses on third quarter 2006 earnings. We continue to execute our plan to complete seven new retail stores over the next twelve months."

    Highlights for the Quarter Ended September 30, 2006

     * Return on average equity was 16.98% for the third quarter of 2006 compared to 12.51% for the third quarter of 2005.

     * The leverage capital ratio was 8.50% at September 30, 2006 compared to 8.97% at September 30, 2005.

     * Net interest income for the third quarter of 2006 increased 21.9% to $8,442,000 compared to $6,925,000 for the third quarter of 2005. Net interest margin, on a fully taxable-equivalent basis, was 4.97% in the third quarter of 2006, an improvement of 10 basis points from 4.87% in the third quarter of 2005.

     * Total consolidated assets increased $113.6 million or 17.2%, from $659.5 million at the end of the third quarter of 2005 to $773.1 million at the end of the third quarter of 2006.

     * Total loans grew $60.9 million, or 14.0%, from $434.5 million at September 30, 2005, to $495.4 million at September 30, 2006, primarily in commercial and industrial loans, real estate and construction loans.

     * Nonperforming assets, including loans 90 days or more past due, totaled $2.4 million at September 30, 2006, compared to $3.0 million at September 30, 2005. As a percentage of total assets, nonperforming assets were .31% and .45% for September 30, 2006 and 2005, respectively. Included in nonperforming assets for September 30, 2006, is approximately $1.2 million in government-guaranteed loans past due 90 days or over. Net charge-offs to total loans decreased to .02% for the third quarter of 2006 compared to .07% for the third quarter of 2005. Allowance for loan loss provisions totaling $50,000 were taken in the third quarter of 2006 compared to $300,000 in the third quarter of 2005. As a percentage to total loans, the allowance for loan losses for the quarters ended September 30, 2006 and 2005 was .99% and .97%, respectively. The Company has not experienced an increase in delinquencies or charge-offs due to Hurricanes Katrina and Rita although management continues to monitor the rebuilding process in the Company's affected market area.

     * Total deposits increased $104.9 million, or 17.9%, from $586.4 million at September 30, 2005 to $691.3 million at September 30, 2006. Deposit growth has been primarily in the Company's Platinum money market and checking accounts, which represented 34.8% of total deposits at September 30, 2006. The Platinum money market and checking accounts offer competitive rates of interest that adjust to changes in market rates and are more economically beneficial to the Company than certificates of deposit.

    Net Interest Income

    Net interest income for the third quarter of 2006 increased $1,517,000 to $8,442,000, or 21.9%, compared to $6,925,000 in the third quarter of 2005. The taxable-equivalent net interest margin increased 10 basis points to 4.97% in the same period, primarily due to a 19.8% increase in the average volume of earning assets, which included a 15.7% increase in average loan volume. The improvement in interest income was partially offset by increased interest expense resulting primarily from a $77.3 million, or 17.6%, increase in the average volume of interest-bearing deposits and a 90 basis point increase in the average cost of interest-bearing deposits, from 2.39% in the third quarter of 2005 to 3.29% in the third quarter of 2006. The cost of interest-bearing deposits increased due to a higher volume of Platinum money market and checking account balances and the competitive rates paid on those balances.

    For the nine months ended September 30, 2006, net interest income increased $3,928,000, or 19.4%, from $20,207,000 in 2005 to $24,135,000 in 2006. The taxable-equivalent net interest margin remained constant at 4.93% in comparison to the nine months ended September 30, 2005. The impact on the net interest margin of a $112.0 million increase in the average volume of earning assets and a 69 basis point improvement in the average yield on earning assets in nine-month comparison was offset by a $76.9 million increase in average interest-bearing deposits and a 101 basis point increase in the average rate paid on interest-bearing deposits.

    Non-Interest Income

    Non-interest income for the third quarter of 2006 increased $574,000, to $3,414,000 compared to $2,840,000 in the third quarter of 2005, primarily due to an increase of $372,000 in service fees on deposit accounts. Revenues from service fees increased in quarterly and nine-month comparisons due to an increase in the number of deposit accounts.

    In nine-month comparison, non-interest income decreased $106,000 due to the $631,000 pre-tax special distribution of proceeds to the Company from the merger of Pulse EFT Association and Discover Financial Services, Inc. included in non-interest income for the nine months ended September 30, 2005. Net of the distribution, non-interest income increased $525,000, from $8,803,000 at September 30, 2005 to $9,328,000 at September 30, 2006. ATM and debit card fees contributed approximately $375,000 of the $525,000 increase in non- interest income; however, costs associated with ATM and debit card processing increased non-interest expenses in the same period by $215,000.

    Non-Interest Expense

    Non-interest expense increased $1,170,000, or 16.0%, in quarterly comparison, from $7,319,000 to $8,489,000, primarily due to a $597,000, or 16.3%, increase in salaries and employee benefits associated with an increase of 41 full-time equivalent employees, from 323 in September 2005 to 364 in September 2006. Staffing for five new retail offices added over the past twelve months contributed to the increase in salaries and benefit costs. The additional retail offices also contributed to a $260,000, or 17.8%, increase in occupancy expenses in quarterly comparison. In nine-month comparison, non-interest expenses increased $2,595,000, or 12.1%, from $21,459,000 to $24,054,000, due primarily to costs associated with the new retail offices.

    Franchise Growth

    In addition to the five retail stores opened over the past twelve months, seven new stores are scheduled to open through the third quarter of 2007. A new retail store in Thibodaux is under construction and should be completed during the fourth quarter of this year. A second store in Lake Charles is scheduled for completion in April 2007. Two retail stores are planned for the Baton Rouge market and are scheduled to open in the first half of 2007. In the Texas markets, a Woodlands retail store is expected to open in February 2007 and a full service retail store location for the Conroe market is scheduled to open in May 2007. Site selection is underway for a full service retail store in the College Station market. Costs associated with opening these new stores will continue to impact earnings throughout 2006, and any substantial contributions to income will not be reflected until the second half of 2007.

    MidSouth Bancorp, Inc. is a two-bank holding company headquartered in Lafayette, Louisiana whose wholly-owned active subsidiaries are MidSouth Bank, N.A., also headquartered in Lafayette, and Lamar Bank, headquartered in Beaumont, Texas. The Company recently announced a name change for the Texas subsidiary from Lamar Bank to MidSouth Bank. The name change is expected to be fully executed late in the fourth quarter of 2006. The Company's franchise consists of 29 banking offices throughout south Louisiana and southeast Texas. The Company's common stock is traded on the American Stock Exchange under the symbol MSL.

    The Private Securities Litigation Act of 1995 provides a safe harbor for disclosure of information about a company's anticipated future financial performance. This act protects a company from unwarranted litigation if actual results differ from management expectations. This press release reflects management's current views and estimates of future economic circumstances, industry conditions, the Company's performance and financial results. A number of factors and uncertainties could cause actual results to differ from anticipated results and expectations.

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)
(in thousands except per share data)

                                                                                      For The
                                             For The Qtr                             Qtr Ended
                                            Ended Sept. 30,                           Jun. 30,
                                      ---------------------------        %          ------------        %
EARNINGS DATA                             2006           2005           Chg             2006           Chg
-----------------------------------   ------------   ------------   ------------    ------------   ------------
Total interest income                 $     13,104   $      9,882           32.6%   $     12,691            3.3%
Total interest expense                       4,662          2,957           57.7%          4,396            6.1%
Net interest income                          8,442          6,925           21.9%          8,295            1.8%
Provision for loan losses                       50            300         -83.3%             300          -83.3%
Non-interest income                          3,414          2,840           20.2%          3,071           11.2%
Non-interest expense                         8,489          7,319           16.0%          8,069            5.2%
Provision for income tax                       900            512           75.8%            762           18.1%
Net income                            $      2,417   $      1,634           47.9%   $      2,235            8.1%
PER COMMON SHARE DATA (A)
Basic earnings per share              $       0.39   $       0.27           44.4%   $       0.36            8.3%
Diluted earnings per share            $       0.38   $       0.26           48.4%   $       0.35            8.0%

Book value at end of period           $       9.41   $       8.53           10.3%   $       8.78            7.2%
Market price at end of
 period                               $      26.78   $      24.32           10.1%   $      24.16           10.9%
Weighted avg shares
 outstanding
  Basic                                  6,235,994      6,132,229            1.7%      6,198,511            0.6%
  Diluted                                6,346,270      6,358,309           -0.2%      6,319,424            0.4%
AVERAGE BALANCE SHEET DATA
Total assets                          $    771,891   $    650,219           18.7%   $    761,294            1.4%
Earning assets                             704,115        587,787           19.8%        692,869            1.6%
Loans and leases                           489,069        422,588           15.7%        465,954            5.0%
Interest-bearing deposits                  515,358        438,058           17.6%        509,732            1.1%
Total deposits                             691,640        574,754           20.3%        684,896            1.0%
Total stockholders' equity                  56,485         51,813            9.0%         54,408            3.8%

SELECTED RATIOS                        09/30/2006     09/30/2005                     06/30/2006
-----------------------------------   ------------   ------------                   ------------
Return on average assets                      1.24%          1.00%          24.6%           1.18%           5.5%
Return on average total
 equity                                      16.98%         12.51%          35.7%          16.48%           3.0%
Return on average
 realized equity (A)                         16.34%         12.42%          31.6%          15.91%           2.7%
Average equity to average
 assets                                       7.32%          7.97%          -8.2%           7.15%           2.4%
Leverage capital ratio                        8.50%          8.97%          -5.2%           8.32%           2.2%
CREDIT QUALITY
Allowance for loan losses
 as a % of total loans                        0.99%          0.97%           2.1%           1.00%          -1.0%
Nonperforming assets to
 total assets                                 0.31%          0.45%         -31.1%           0.35%         -11.4%
Net YTD charge-offs to
 total loans                                  0.02%          0.07%         -71.4%           0.02%           0.0%

(A) Excluding net unrealized gain (loss) on securities available for sale. Per share data has been adjusted for a 25% stock split on the Company's common stock to holders of record on September 29, 2006 and payable October 23, 2006.

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
BALANCE SHEET DATA (UNAUDITED)
(in thousands)

                                              Period Ended
                                               Sept. 30,                                   Period Ended
                                      ---------------------------                   ---------------------------
                                                                         %             Jun. 30,       Dec. 31,
                                          2006           2005           Chg             2006           2005
                                      ------------   ------------   ------------    ------------   ------------
Assets
Cash and cash equivalents             $     26,203   $     27,733           -5.5%   $     34,070   $     52,437
Securities available-for-
 sale                                      184,536        133,917           37.8%        188,344        139,429
Securities held-to-
 maturity                                   16,400         20,086          -18.4%         17,519         19,611
  Total investment
   securities                              200,936        154,003           30.5%        205,863        159,040
Total loans and leases                     495,385        434,478           14.0%        489,475        442,794
Allowance for loan losses                   (4,910)        (4,211)          16.6%         (4,887)        (4,355)
  Loans, net                               490,475        430,267           14.0%        484,588        438,439
Premises and equipment                      29,113         21,680           34.3%         28,572         23,606
Goodwill and other
 intangibles                                10,010         10,454           -4.2%         10,092         10,257
Other assets                                16,356         15,344            6.6%         16,663         15,036

    Total assets                      $    773,093   $    659,481           17.2%   $    779,848   $    698,815

Liabilities and
  Stockholders' Equity
Non-interest bearing
 deposits                             $    179,920   $    148,895           20.8%   $    186,292   $    177,946
Interest bearing deposits                  511,426        437,509           16.9%        517,812        446,992
  Total deposits                           691,346        586,404           17.9%        704,104        624,938
Securities sold under
 agreements to repurchase
 and other borrowings                        3,913          2,191           78.6%          2,797          1,732
Junior subordinated
 debentures                                 15,465         15,465            0.0%         15,465         15,465
Other liabilities                            3,333          3,045            9.5%          2,664          3,494
  Total liabilities                        714,057        607,105           17.6%        725,030        645,629
Total shareholders' equity                  59,036         52,376           12.7%         54,818         53,186
  Total liabilities and
   shareholders' equity               $    773,093   $    659,481           17.2%   $    779,848   $    698,815

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
INCOME STATEMENT (UNAUDITED)
(in thousands)

                                    Three Months Ended                        Nine Months Ended
                                         Sept. 30,                                Sept. 30,
                                 ------------------------         %        -----------------------        %
                                    2006          2005           Chg          2006         2005          Chg
                                 ----------    ----------    ----------    ----------   ----------   ----------
Interest income                  $   13,104    $    9,882          32.6%   $   36,830   $   27,853         32.2%
Interest expense                      4,662         2,957          57.7%       12,695        7,646         66.0%
  Net interest income                 8,442         6,925          21.9%       24,135       20,207         19.4%
Provision for loan losses                50           300         -83.3%          670          680         -1.5%
Service charges on
 deposit accounts                     2,460         2,088          17.8%        6,560        6,415          2.3%
Losses on sales of
 securities, net                         (8)                                       (8)
Other charges and fees                  962           752          27.9%        2,776        3,019         -8.0%
  Total non-interest income           3,414         2,840          20.2%        9,328        9,434         -1.1%
Salaries and employee
 benefits                             4,250         3,653          16.3%       11,972       10,161         17.8%
Occupancy expense                     1,723         1,463          17.8%        4,833        4,047         19.4%
Intangible amortization                  66           134         -50.7%          247          401        -38.4%
Other non-interest expense            2,450         2,069          18.4%        7,002        6,850          2.2%
  Total non-interest
   expense                            8,489         7,319          16.0%       24,054       21,459         12.1%
Income before income taxes            3,317         2,146          54.6%        8,739        7,502         16.5%
Provision for income taxes              900           512          75.8%        2,268        1,904         19.1%
Net income                       $    2,417    $    1,634          47.9%   $    6,471   $    5,598         15.6%

Earnings per share,
 diluted                         $     0.38    $     0.26          48.4%   $     1.02   $     0.88         15.9%

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
INCOME STATEMENT DATA (UNAUDITED)
(in thousands)

                                    Third        Second         First         Fourth       Third
                                   Quarter       Quarter       Quarter       Quarter      Quarter
Quarterly Trends                    2006          2006          2006          2005          2005
------------------------------   ----------    ----------    ----------    ----------    ----------
Interest income                  $   13,104    $   12,691    $   11,035    $   10,703    $    9,882
Interest expense                      4,662         4,396         3,638         3,142         2,957
  Net interest income                 8,442         8,295         7,397         7,561         6,925
Provision for loan losses                50           300           320           300           300
Net interest income after
 provision for loan losses            8,392         7,995         7,077         7,261         6,625
Total non-interest income             3,414         3,071         2,843         2,816         2,840
Total non-interest expense            8,489         8,069         7,496         7,867         7,319
Income before income taxes            3,317         2,997         2,424         2,210         2,146
Income taxes                            900           762           605           534           512
Net income                       $    2,417    $    2,235    $    1,819    $    1,676    $    1,634

Earnings per share, basic        $     0.39    $     0.36    $     0.29    $     0.27    $     0.27
Earnings per share, diluted      $     0.38    $     0.35    $     0.29    $     0.26    $     0.26
Book value per share             $     9.41    $     8.78    $     8.67    $     8.59    $     8.53
Return on Average Equity              16.98%        16.48%        13.74%        12.62%        12.51%

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY DATA (UNAUDITED)
(in thousands)

                                      Quarter ended                             Quarter ended
                                         Sept. 30,                        ------------------------
                                 ------------------------         %        Jun. 30,      Dec. 31,
                                    2006          2005           Chg         2006          2005
                                 ----------    ----------    ----------   ----------    ----------
Nonaccrual loans                 $      501    $    2,125         -76.4%  $      543    $      660
Loans past due 90
 days and over                        1,789           561         218.9%       2,104         2,511
Total nonperforming loans             2,290         2,686         -14.7%       2,647         3,171
Other real estate owned                  24           111         -78.4%          32            98
Other foreclosed assets                  58           154         -62.3%          25           176
Total nonperforming assets       $    2,372    $    2,951         -19.6%  $    2,704    $    3,445

Nonperforming assets to
 total assets                          0.31%         0.45%        -31.1%        0.35%         0.49%
Nonperforming assets to
 total loans + OREO + other
 foreclosed assets                     0.48%         0.68%        -29.4%        0.55%         0.78%
ALL to nonperforming assets          207.00%       142.70%         45.1%      180.73%       126.42%
ALL to nonperforming loans           214.41%       156.78%         36.8%      184.62%       137.34%
ALL to total loans                     0.99%         0.97%          2.1%        1.00%         0.98%

Year-to-date charge-offs         $      381    $      482         -21.0%  $      310    $      702
Year-to-date recoveries                 266           164          62.2%         223           226
Year-to-date net charge-offs     $      115    $      318         -63.8%  $       87    $      476
Net YTD charge-offs to total
 loans                                 0.02%         0.07%        -71.4%        0.02%         0.11%

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
YIELD ANALYSIS (UNAUDITED)
(in thousands)

                                                    Three Months Ended
                                                     Sept. 30, 2006
                                                           Tax
                                           -------------------------------------
                                             Average    Equivalent      Yield/
                                             Balance     Interest        Rate
                                           ----------   ----------    ----------
Interest earning assets:
  Interest-bearing deposits in banks       $      100   $        1          5.40%
  Federal funds sold                            5,157           68          5.24%
  Taxable securities                          108,637        1,251          4.60%
  Tax-exempt securities                        98,710        1,271          5.15%
  Equity securities                             2,442           22          3.69%
  Loans and leases                            489,069       10,861          8.81%
Total interest earning assets                 704,115       13,474          7.59%
Noninterest earning assets                     67,776
Total assets                               $  771,891

Interest bearing liabilities:
  Deposits                                 $  515,358   $    4,268          3.29%
  Federal funds purchased and other
   short term borrowings                        4,686           58          4.94%
  Junior subordinated debentures               15,465          335          8.59%
Total interest bearing liabilities            535,509        4,661          3.45%
Noninterest bearing liabilities               179,897
Shareholders' equity
Total interest bearing liabilities             56,485
 and shareholders' equity                  $  771,891

Net interest income (TE) and margin                     $    8,813          4.97%

                                                    Nine Months Ended
                                                     Sept. 30, 2006
                                                           Tax
                                           -------------------------------------
                                             Average    Equivalent      Yield/
                                             Balance     Interest        Rate
                                           ----------   ----------    ----------
Interest earning assets:
  Interest-bearing deposits in banks       $      260   $       10          5.35%
  Federal funds sold                           22,045          768          4.66%
  Taxable securities                          100,609        3,379          4.48%
  Tax-exempt securities                        91,047        3,480          5.10%
  Equity securities                             2,271           62          3.62%
  Loans and leases                            466,378       30,143          8.64%
Total interest earning assets                 682,610       37,842          7.41%
Noninterest earning assets                     67,298
Total assets                               $  749,908

Interest bearing liabilities:
  Deposits                                 $  498,037   $   11,604          3.12%
  Federal funds purchased and other
   short term borrowings                        3,159          107          4.54%
Junior subordinated debentures                 15,465          984          8.51%
Total interest bearing liabilities            516,661       12,695          3.29%
Noninterest bearing liabilities               178,370
Shareholders' equity                           54,877
Total interest bearing liabilities
 and shareholders' equity                  $  749,908

Net interest income (TE) and margin                     $   25,147          4.93%

SOURCE  MidSouth Bancorp, Inc.
    -0-                             10/25/2006
    /CONTACT: C. R. Rusty Cloutier, President, +1-337-267-4201, or +1-337-962-9900, or J. E. Corrigan, Jr., Chief Financial Officer,
+1-337-291-4984, both of MidSouth Bancorp, Inc./
    (MSL)